Filed Under Rule 433
Registration No. 333-135813

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GE Interest Plus® for Businesses

CORPORATE NOTES | GE CAPITAL | BENEFITS | INTEREST RATES | INVEST NOW

Current Rate

Rate(%)	Yield(%)[1]
2.65	2.68

Rate may be reset weekly.

INVEST NOW

An Easy Way for Your Business to Earn More

An Investment that Works Hard for Your Company

Your business's opportunity to earn more on your available cash and have access to your investment when you need it.

LEARN MORE



888-674-4138

Representatives are available Monday to Friday 8:30am. to 7:00 p.m. ET

Ratings

GE Interest Plus for Businesses is a direct investment in GE Capital Corporation, which is rated AA+ by Standard and Poor's Corporation and Aa2 by Moody's Investor Service. Standard and Poor's assigns a AA+ rating to companies they define as "very high quality" with "a very strong capacity to meet financial commitments." Moody's assigns their Aa (1-3) ratings to obligations that are "judged to be of high quality and subject to very low credit risk."



Earn More

Making the most of your business's available cash is critical to being successful in today's business's world. With GE Interest Plus for Businesses Corporate Notes, you can put up to $5 Million of your available cash to work earning more. The notes are a direct investment in General Electric Capital Corporation ("GE Capital"). Learn More.



Unlimited Access – Easy to Manage

Unlike certificates of deposit or bank money market accounts, you can redeem your investment when you need to without penalty.

Managing your money is easy through our website or over the phone. Service Representatives are available to assist you on business days from 8:30 a.m. to 7:00 p.m. Eastern Time.

Plus, there are no loads, sales fees or management fees – all of your money goes to work for you.

→ Apply now

Quick Links

- View Prospectus
- Apply Now
- Request a Kit by Mail
- SEC Filings

Did you know?

Click here to find out about GE Interest Plus for individual investors.
Click here to compare features of our business version and our individual investor version.

New!

Go to GEreports.com for stories and viewpoints on the GE Company and GE Capital.

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Site Map GE.com GEMoney.com Privacy Policy

GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. GE Interest Plus for Businesses is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) (Registration Statement No. 333-135813) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-888-674-4138.

[1]Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

Copyright 2009, General Electric Capital Corporation

Personal Businesses GE Interest Plus* for Businesses Home I FAQ I Contact Us CORPORATE MOTES GE CAPITAL BENEFITS INTEREST RATES INVEST HOW current Rote Corporate Notes for Your Business Rat n Yi E ido what are corporate notes? Some large corporations offer direct investment in their company’s senior, unsecured debt through corporate note Rate may be reset weekly. programs. 888-674-4138 Representatives are available Monday to Friday 8:3uam. to 7:00 p.m. FT By issuing corporate notes, companies like General Electric Capital Corporation (GE Capital) can borrow capital directly from investors at a fairly low cost, while providing investor benefits such as: Higher rates of interest than other cash alternatives like FDIC-insured savings accounts, short-term CDs, and money market mutual funds Investments that are fully redeemable at any time Convenient banking-type features like free electronic transfers between linked checking accounts, ability to wire funds and 24-7 access via internet and automated telephone service Corporate notes are a direct, unsecured investment in the debt of a corporation, and so are not FDIC insured. Unlike short-term bond funds or money market mutual funds, they are not diversified pools of investments. Because they are a form of unsecured credit, your business would be treated as an unsecured creditor in the event of a default. That’s why it is critical for you to evaluate the financial strength of the company you choose to invest in. The Strength of GE Interest Plus Corporate Notes GE Interest Plus for Businesses is a direct investment in GE Capital. GE Capital is rated AA+ by Standard and Poor’s Corporation (S&P) and Aa2 by Moody’s Investors Service (Moody’s). s&P and Moody’s are nationally recognized statistical rating organizations, each approved by the United States Securities and Exchange Commission to measure the safety of securities. By reviewing the credit rating, you can determine if you are investing in a company that is financially sound. ¦+ Learn more about GE Capital. "* Discover the benefits of GE Interest Plus for Businesses -* Apply now Quick Links ¦» View Prospectus ¦* Apply Now ¦* Request a Kit by Mail ¦* SEC Filings Home | What are Corporate Notes Site Map GE.com GEMonev.com Privacy Policy GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. GE Interest Plus for Businesses is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135613] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request It by clicking here or calling toll free 1 -888-674-4138. Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2009, General Electric Capital Corporation

Personal | Businesses

LOG IN

GE Interest Plus® for Businesses

Home | FAQ | Contact Us

CORPORATE NOTES | GE CAPITAL | BENEFITS | INTEREST RATES | INVEST NOW

Current Rate	
Rate(%)	Yield(%)[1]
2.65	2.68

Rate may be reset weekly.

INVEST NOW

888-674-4138

Representatives are available Monday to Friday 8:30am. to 7:00 p.m. ET

Why Invest in GE Capital

Strength and Stability

GE Capital offers a wide array of products and services to businesses and consumers worldwide.



About GE Capital Corporation

General Electric Capital Corporation is a global, diversified financial services company. With assets of approximately $600 billion, GE Capital serves consumers and businesses in 47 countries around the world. Businesses include GE Commercial Aviation Financial Services, Commercial Leasing and Lending, Energy Financial Services, Real Estate and GE Money.

Quick Links

- View Prospectus
- Apply Now
- Request a Kit by Mail
- SEC Filings

Home | Why Invest In GE Capital

Site Map GE.com GEMoney.com Privacy Policy

GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. GE Interest Plus for Businesses is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-888-674-4138.

[1] Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

Copyright 2009, General Electric Capital Corporation

GE Interest Plus 9 for BlJSineSSeS Home I FAQ I Contact Us CORPORATE IIOTES GE CAPITAL BENEFITS INTEREST RATES INVEST II’ »W cuirent Rate The Benefits of GE Interest Plus for Businesses Rrt.c«o Yieid Earning Power and Flexibility 2.65 2.68 GE Interest Plus Corporate Notes are surprisingly simple to Rate may be reset weekly. manage. While the Notes are not an FDIC-insured deposit account, they are as easy to use as an online bank account. Eosy To Add To 01 Redeem fiom Your InvesTmenT Redeem by: · Quick Redeem — Request a free electronic transfer to your linked business checking account via our Online Access website or Automated Telephone Service. Funds are moved within 2-3 business days ($25 minimum). Wire’ — You may call or write us to have funds wired to your linked business checking account ($2,500 minimum). Written Request — Redeem all or some of your investment by mailing us a letter of instruction. We will mail you a check to your business’s address of record. · A fee of $15 dollars is charged for each wire redemption. Invest by: Quick Invest — Request a free electronic transfer from your linked business checking account via our Online Access website, Automated Telephone Service or by calling a Service Representative. Funds are moved within 2-3 business days. Wire — Wire funds from your linked business checking account. Check — Mail us a check made out to your business and we will apply it to your investment. The maximum total investment for any one business investor is currently $5 million. If the amount of your investment exceeds this maximum, we may notify you in writing that you must redeem the amount of your investment in excess of the $5 million within a 30 day period. Please see the pricing supplement for more information. The pricing supplement appears as the last page of the prospectus download. Eosy To Manage Online and by Phone Online, you can: Transfer funds to and from your linked business checking account View balances and statements View activity Over the phone, you can enjoy the same services as online with other than viewing monthly statements. You will have access to our automated telephone service 24-hours a day, 7-days a week. E. ii ii More on Every Penny You Invest No sales charges No maintenance fees No management fees -* Apply now 888-674-4138 Representatives are available Monday to Friday 8:30am.. to 7;00 p.m. ET Qtiick Links -* View Prospectus -* AppIv Now -* Request a Kit bv Mail -» SEC Filings Home | Benefits Site Map GE.com GEMonev.com Privacy Policy GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. GE Interest Plus for Businesses is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -888-67 4-4138. Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2009, General Electric Capital Corporation

Personal | Businesses

LOG IN

Home | FAQ | Contact Us

GE Interest Plus® for Businesses

CORPORATE NOTES | GE CAPITAL | BENEFITS | INTEREST RATES | INVEST NOW

Current Rate	
Rate(%)	Yield(%)[1]
2.65	2.68

Rate may be reset weekly.

INVEST NOW

Interest Rates

Higher Yields than Competing Short-Term Alternatives

GE Interest Plus Businesses Notes are a convenient way to invest directly with General Electric Capital Corporation. The Notes pay a floating rate of interest, which may be reset weekly.



Check Back for Latest Rates

Because our interest rates may change, please visit us again for the latest information on our rates. Remember, by investing in GE Interest Plus for Business, you can make your company's available cash work harder.

→ To view our business rate history, click here.

888-674-4138

Representatives are available Monday to Friday 8:30am.. to 7:00 p.m. ET

Quick Links

- View Prospectus
- Apply Now
- Request a Kit by Mail
- SEC Filings

Home | Interest Rates

Site Map GE.com GEMoney.com Privacy Policy

GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. GE Interest Plus for Businesses is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-888-674-4138.

[1]Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

Copyright 2009, General Electric Capital Corporation

GE Interest Plus 8 for Businesses Home I FAQ I Contact Us CORPORATE MOTES GE CAPITAL BENEFITS INTEREST RATES INVEST HOW current Rote Invest in GE Interest Plus for Businesses R,te(%) Yields invest Now and Earn More 2.65 2.68 Here’s how your business can start investing In GE Interest Rate may be reset weekly. P ‘ us <Z BuaneMM .; ¦«™**nt way to earn more interest on your available cash. 888-674-4138 Representatives are available Monday to ‘ jay To invest in GE Interest Plus for Businesses, you must receive a copy of the Prospectus. The Prospectus contains more complete information on fees, charges, and other expenses and should be read carefully before making an investment. The Prospectus is available online or via mail. Quick Links To invest, simply: -» View Prospectus ( Review mil Pmspectus anil Pi rwioy Policy. -* Apply Now 2. Fill out appropriate forms for your business and choose a funding method (Minimum of f500. ¦* Request a Kit by Mail maximum of $5 million). Click on the appropriate link below to download all of the required -» SEC Filings h $ ‘ 01 ym “ en, ‘ , V’VIe. » Forms tor Cur our at Juris » Forms tor LLCs :-¦ Forms tor Partnerships Forms for Sole Propjjetgj In your application, you’ll choose how you will fund your investment. You can: Ti.insfei funds electionicilly from the business checking account you designate on the application (we initiate the transaction once your investment is established). Mail in a check from the business checking account you designate on the application. By wire*. Just check the box on you application. Once you investment is established, you will receive a welcome letter that provides you with wiring instructions. ‘You must wire funds within 60 days of the investment establishment date. 3. Mail foi ins in with lequiieddocumentation: You will need to show evidence of your business’s existence by providing us with the documentation indicated in the table below. You will also need to provide us with a voided check or copy of your bank statement to verify the registration of the linked bank account. Application/Authorization form W-9form Supporting documentation (See table below) Check (if you have elected this funding method) 1 COTpOfOJ* ApphCOUWI 1 LlCAppltObOn I Portn*“flX Appl<QDOn 1 SC’eP’OpciOtOnlkp ;.Cofporo»*uihori«iQOo MIC Authemwoon form ?. Pomwrtup Authoruoooo AppfccoUxi Iformw-S ft. Secondary Authowd J.fOfmW-9 1 SecorWory Autfwowd ft Secondory Authorised P*rton form W more Ihon ft. S*corv»y AulhortfeO Perion form M more thon or* Authorised Person! one Author*cd Pe-ion) l.CopyotAredHol 1 CocyolMMInc’ l.Copyof Cobteole old 1. Copy of Sunrwa license hocorpoooonwOi QroonwwtwOi Portnenhci (United wOiertSenceoryoiefiKo. evidenced vale f»no. evidence or sioieMrg Pavxtih&aPaxrmJie ; Bo* ttotemeni copy ? Bar* HOtement copy ? Bor* tfotemenl copy Agreement (Generol v vodeo” Check to venfy otvo-Wdcheanovenfy or vo*ded check lo venfy PortoenNpl v*ih coder** U*«dbonkoecoum Regular Mail Overnight Mail GE Interest Plus for Businesses GE Interest Plus for Businesses P .0. Box 6294 4000 Pendleton Way Indianapolis, Indiana Indianapolis, Indiana 46206-6294 46226-5224 For any questions please check our Frequently Asked Questions page or call a Customer Service Representative at 1 -888-674-4138, Monday to Friday from 8:30 a.m. to 7:00 p.m. ET. - Learn more about GE Interest Plus for Business corporate notes. ?. 6ar* itotement copy or voided check io vvnry Home | Invest Now Site Map GE.com GEMonev.com Privacy Policy GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. GE Interest Plus for Businesses is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by dtctana here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by : ticking here or calling toll free 1 -888-674-4138. Yield reflects the annual rate of return on your investment. It assumes that interest is accrued dally and posted monthly, and that there are no additional investments or redemptions. Copyright 2009, General Electric Capital Corporation

Personal | Businesses

LOG IN

Home | FAQ | Contact Us

GE Interest Plus® for Businesses

CORPORATE NOTES | GE CAPITAL | BENEFITS | INTEREST RATES | INVEST NOW

Current Rate

Rate(%)	Yield(%)[1]
2.65	2.68

Rate may be reset weekly.

INVEST NOW

888-674-4138

Representatives are available Monday to Friday 8:30am. to 7:00 p.m. ET

Quick Links

- View Prospectus
- Apply Now
- Request a Kit by Mail
- SEC Filings

Frequently Asked Questions

Learn More

GE Interest Plus for Businesses corporate notes are a convenient, easy-to-use investment. If you have any questions about investing in the GE Interest Plus for Businesses, please consult these Frequently Asked Questions. If you still need help, call our toll-free number for more information.



GENERAL INFORMATION

- What is GE Interest Plus for Businesses?
- How does GE Interest Plus for Businesses set its rates?
- How is the yield calculated?
- Why does GE Interest Plus for Businesses pay a different rate than GE Interest Plus for Individuals?
- Can I use checks to access my GE Interest Plus for Businesses investment?
- What are the differences between GE Interest Plus for Businesses and GE Interest Plus for Individuals?
- What is the minimum initial investment?
- What if my investment amount falls below the required minimum?
- What is the maximum total investment?
- What if my investment exceeds $5,000,000?
- How is interest paid and accrued?
- What if I have questions about my investment?

ESTABLISHING A GE INTEREST PLUS FOR BUSINESSES INVESTMENT

- What type of business entities can establish a GE Interest Plus for Businesses investment?
- How do I establish a GE Interest Plus for Businesses investment?
- What type of documentation is required to establish a GE Interest Plus for Business investment?
- How do I fund my investment?
- Do I have to link my business checking account to my GE Interest Plus for Businesses investment?
- Can I establish an investment with an address outside of the United States?

INVESTING AND REDEEMING

- What types of checks will you accept for investment?
- Is an investment in GE Interest Plus for Businesses Notes liquid?
- How do I add to or redeem from my investment?
- Can I redeem my investment at anytime?
- Are there any penalties for redeeming funds?
- What type of bank account can I link to my GE Interest Plus for Businesses investment?
- Can I link more than one bank checking account to my GE Interest Plus for Businesses investment?
- When are invested funds available for redemption?

INVESTMENT QUALITY

- How safe is my investment?
- Is GE Interest Plus for Businesses FDIC Insured?
- Is GE Interest Plus for Businesses covered under the FDIC's Temporary Liquidity Guarantee Program?

FEES

- Do I pay any sales or management fees?
- Are there maintenance fees?

REPORTING, INVESTOR COMMUNICATIONS AND CHECK DELIVERY

- When will I know my GE Interest Plus for Businesses investment has been established?
- How often will I receive statements?
- When will I receive my business's 1099 Int. Statement?

HOW TO CONTACT US

- What is the address for mailing investments or letters?
- What is the overnight mail address?
- Where do I wire money?

MANAGING YOUR INVESTMENT ONLINE OR OVER THE PHONE How can I manage my investment via the Internet? How secure is my information online? How do I download a browser with 123-bit encryption? How do I login to Online Access? How do I enroll in electronic delivery of statements? How to I login to the Automated Telephone System? *¦ What Browsers does the GE Interest Plus for Businesses website support? What if I am haying trouble loqqinq-in to Online Access? GENERAL INFORMATION What is GE Interest Plus for Businesses? GE Interest Plus for Businesses is an investment designed to provide investors with a convenient way to invest directly in General Electric Capital Corporation (“GE Capital”). GE Interest Plus for Businesses is issued by General Electric Capital Corporation. It is an unsecured and unsubordinated debt obligation of GE Capital and is not a bank account or a money market fund. It is not a bank deposit and is not FDIC insured. It is offered in the U.S. by prospectus only. Complete information concerning GE Interest Plus for Businesses is contained in the Prospectus. Back to top How floes GE Interest Plus for Businesses set its rates? Rates are reviewed weekly by the GE Interest Plus Committee and may be reset as often. Back to top How is the yield calculated? Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Back to top Why does GE Interest Plusfor Businesses pay a different rate than the consumer version? GE Interest Plus for Businesses offers a lower rate for commercial investments. Business accounts tend to be more volatile than those of consumers. Nevertheless, the rate offered to businesses can typically be higher when compared to bank money market accounts, CDs and other cash alternatives offered to businesses. The liquidity offered coupled with a rate that is likely to be higher than similar short-term alternatives can make GE Interest Plus for Businesses an attractive option for your business. Back to top Can I use checksto access myGE Interest Plusfor Businesses investment? No. Checkbooks are not provided with your GE Interest Plus for Businesses investment. You may take advantage of our free electronic transfers service to move money to and from your linked business checking account. You may also invest and redeem by wire. Back to top What are the differences between GE Interest Plusfor Businesses and GE Interest Plusfor Individuals? There are a few major differences between GE Interest Plus for Individuals and GE Interest Plus for Businesses. Click here to view a comparison table. Back to top What is the minimum initial investment? The minimum initial investment is 1500. Back to top What if my investment amount falls below the required minimum? The required minimum investment is $500. If your investment falls below the required minimum you will be notified in writing and will be provided with at least 30 days in which to increase your balance to the requirement. If you do not do so, your investment will be redeemed and a check will be mailed to your address of record.Back to top What is the maximum total investment? The GE Interest Plus Committee has established a maximum total investment for any one business investor of $5 Million. Back to top What if niy investment exceeds $5,400,000? If the amount of your investment exceeds this maximum, we may notify you in writing that we intend to redeem the amount of your investment in excess of $5,000,000. You will then have 30 days to redeem the excess portion of your investment. If you do not do so within a 30-day period, we will redeem the amount we have specified and mail a check to the registered holder of the Notes, less any tax withholding, if applicable. Interest on the redeemed amount shall cease to accrue on and after the effective date of the redemption. Back to top

How is interest accrued and paid?
Interest on the Notes will accrue daily. Accrued interest will be credited and automatically reinvested in additional Notes monthly and will begin to accrue interest on the first day following the date of such reinvestment.

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What if I have questions about my investment?
For up-to-date information about your investment or current GE Interest Plus for Businesses rate, you may login to Online Access or call our automated touch tone service at 1-888-674-4138, 24 hours a day, 7 days a week. Customer Service Representatives are also available at this number, Monday through Friday, from 8:30 a.m. to 7:00 p.m. Eastern Time.

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ESTABLISHING A GE INTEREST PLUS FOR BUSINESSES INVESTMENT

What type of business entities can establish a GE Interest Plus for Businesses investment?
Corporations, LLCs, Partnerships and Sole Proprietorships are able to establish GE Interest Plus for Businesses investments.

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How do I establish a GE Interest Plus for Businesses investment?
Follow the instructions provided on the "Invest Now" page of our website.

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What type of documentation is required to establish a GE Interest Plus for Business investment account?

	Corporation	LLC	Partnership	Sole Proprietorship
FILL OUT APPROPRIATE FORMS:	1. Corporate Application 2. Corporate Authorization Form 3. Form W-9 4. Secondary Authorized Person Form (if more than one Authorized Person)	1. LLC Application 2. LLC Authorization Form 3. Form W-9 4. Secondary Authorized Person Form (if more than one Authorized Person)	1. Partnership Application 2. Partnership Authorization Form 3. Form W-9 4. Secondary Authorized Person Form (if more than one Authorized Person)	1. Sole Proprietorship Application 2. Form W-9 3. Secondary Authorized Person Form (if more than one Authorized Person)
PROVIDE REQUIRED DOCUMENTATION:	1. Copy of Articles of Incorporation with evidence of state filing 2. Bank statement copy or voided check to verify linked bank account	1. Copy of Articles of Organization with evidence of state filing 2. Bank statement copy or voided check to verify linked bank account	1. Copy of Certificate of Partnership (Limited Partnership) or Partnership Agreement (General Partnership) with evidence of state filing 2. Bank statement copy or voided check to verify linked bank account	1. Copy of Business License with evidence of state filing 2. Bank statement copy or voided check to verify linked bank account

Click here to enlarge image.

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How do I fund my investment?
You have three ways you can choose to fund your investment:

- By Check: Please make checks payable to GE Interest Plus for Businesses. The minimum investment is $500, payable in U.S. Dollars and the maximum is $5 million. The registration of your check must match the registration of your GE Interest Plus for Businesses investment.
- By Wire*: When we have opened your business investment we will send you wiring structions to fund your initial investment.
- By Electronic Transfer/Quick Invest: Indicate on the application that you'll be electronically transferring funds from your linked checking account. We will initiate the transfer within 2 to 3 days of your investment establishment date.

*Please note that if you choose the wire option above, you must fund your investment within 60 days of the establishment date or your investment will be closed.

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Do I have to link my business checking account to my GE Interest Plus for Businesses investment?
Yes, in order to verify your business and to facilitate Quick Invest and Quick Redemption options, we require a linked business checking account.

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Can I establish an investment with an address outside of the United States?
No, your business must be based in the U.S with a U.S. mailing street address.

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INVESTING AND REDEEMING

What types of checks will you accept for investment?
Your investment check must be drawn on a U.S. bank or a U.S. branch of a foreign bank. Funds must be in U.S. dollars. Money orders, traveler's checks, starter checks, cashier's checks, credit card checks and third party checks are not acceptable. Your check must be made payable to "GE Interest Plus for Businesses." Cash is not accepted.

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Is an investment in GE Interest Plus for Businesses Notes liquid?
Yes. GE Interest Plus for Businesses is liquid, meaning you can redeem your investment at any time. There are several options for redeeming funds. You may transfer funds to your linked checking account (our Quick Redemption Service), wire funds, or have us send you a check to your registered business address.

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How do I add to or redeem from my investment?
The easiest way to invest more or redeem is by signing up for our Quick Transactions Service. The service lets you electronically transfer money to and from your linked business checking account. Other ways to invest include mailing in a check or wiring in funds. See question below for redemption options.

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Can I redeem my investment at anytime?
Yes, you can do so at no charge by simply transferring money to your linked business checking account through our Quick Redemption Service ($25 minimum) or choosing the wire transfer option ($2,500 minimum and a $15 wire fee).

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Are there any penalties for redeeming funds?
No. You have unlimited access to your investment if the funds are available for redemption ($15 fee for wire redemptions).

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What type of bank account can I link to my GE Interest Plus for Businesses investment?
It must be a U.S. based bank checking or operating account with a valid routing number. The business checking account must be registered to the same name as your business. To link your bank checking account we require a copy of a voided check to validate the account and its registration. In lieu of a voided check, you may provide a recent copy of your bank statement. Please note that the registration of the bank checking account must be printed on the check or operating statement.

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Can I link more than one bank checking account to my GE Interest Plus for Businesses investment?
No. We allow the linking of only one bank checking account for both investments and redemptions.

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When are invested funds available for redemption?
While funds invested will begin to accrue interest on the day they are posted to your account, they are available for redemption based on how the funds were invested:

- Funds invested via a check are available for redemption 12 business days after the date of credit.
- Funds invested via Quick Invest (Automated Clearing House transfer) are available 3 business days after the date of credit.
- Funds invested via wire are available for redemption on the next business day.

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INVESTMENT QUALITY

How safe is my investment?
There is risk with any investment you make. However, with GE Interest Plus for Businesses, you benefit from the credit worthiness of General Electric Capital Corporation (GECC). GECC is rated AA+ by Standard & Poor's Corporation and Aa2 by Moody's Investors Service.

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Is GE Interest Plus for Businesses FDIC Insured?
GE Interest Plus for Businesses is not an FDIC insured deposit. It is an investment in the senior unsecured debt of General Electric Capital Corporation, whose outstanding senior debt is rated AA+ by Standard and Poor's Corporation and Aa2 by Moody's Investor Service.

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Is GE Interest Plus for Businesses covered under the FDIC's Temporary Liquidity Guarantee Program?
No, based on the final rules established by the FDIC on 11/21/08, GE Interest Plus for Businesses is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. Click here to review the 11/24/08 investor letter.

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FEES

Do I pay any sales or management fees?
No. There are no management fees, sales loads or maintenance fees. So, there's nothing to reduce your rate of return.

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Are there maintenance fees?
There are no regular maintenance fees. Fees are assessed only for checks returned for insufficient funds, wire redemptions, stop payment requests and other unusual services.

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REPORTING & INVESTOR COMMUNICATIONS

When will I know that my investment has been established?
You will be notified that your investment has been established through a confirmation statement mailed the next day. About a week later you will receive a welcome letter confirming your information and providing you with additional information on how to manage your investment over the phone or online. Please note that there may be instances where we require additional information to validate your business or the identity of the persons authorized to transact on behalf of the investment before we establish your investment. If that is the case, there may be a delay in establishing your investment.

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How often will I receive statements?
You will be mailed a statement monthly unless you elect electronic delivery. You can receive your statement electronically through our Online Access website. If you do, 12 months of statements are maintained online. We will send an email each month to alert your business when your e-Statement is available, if you made this election.

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When will I receive my 1099 Int. Statement?
We will mail you your 1099 Int. statement in January of each year following the reporting year.

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HOW TO CONTACT US

What is the address for mailing investments or letters?
GE Interest Plus for Businesses
P.O. Box 6294
Indianapolis, Indiana 46206-6294

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What is the overnight mail address?
GE Interest Plus for Businesses
4000 Pendleton Way
Indianapolis, Indiana 46226-5224

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Where do I wire money?
You can only wire money to us if you have an established investment. If you do, the wire instructions are as follows:

GE Interest Plus for Businesses
The Huntington National Bank
Indianapolis, Indiana
ABA #274070442
Include your 10-digit GE Interest Plus for Businesses investment number

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MANAGING YOUR INVESTMENT ONLINE OR OVER THE PHONE

How can I manage my investment via the Internet?
Once you receive your GE Interest Plus for Businesses investment number, you will be able to manage your investment online through our Online Access system. You will be able to establish your password once you receive notification of your GE Interest Plus for Businesses investment number. After you establish your password, you will be able to:

- View the principal amount of your investment and 12 months of transaction history
- View most recent rate information
- Obtain statements electronically
- Initiate a Quick Invest or Quick Redemption transaction (transfer money to and from your linked business checking account)
- Change your password

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How secure is my information online?
To ensure security, we encrypt all information between your PC and GE Interest Plus for Businesses. Using secured browsers and 128–bit encryption technology, you can be assured security is our number one priority. In fact, 128–bit encryption is one of the highest levels of encryption currently available. 128–bit encryption is the process of scrambling information (typically for data transmission) so that only someone who has the correct encryption key can reassemble it in its original clear text format. When used between you and GE Interest Plus for Businesses, this encryption technology allows you to encode (or encrypt) your personal information as you send it to us. Only GE Interest Plus for Businesses can decrypt it. Likewise, when we send personal or account information to you, this technology allows us to encode it, and only you can decode it.

In the box below, you will be able to see whether the browser you are currently using has 128-bit encryption. If it is noted that your browser does not have 128-bit encryption, please go to the section labeled Download a browser with 128-bit encryption. It is essential that you upgrade your browser before you enter Online Access.

You are currently using a compatible version 6.0 of Microsoft Internet Explorer with 128-bit encryption, which will allow you to access GE Interest Plus for Business's Online Access. There is no need to upgrade your browser.

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How do I download a browser with 128–bit encryption?
You can download a 128-bit browser by completing the steps below:

If upgrading your Netscape browser, go to http://browser.netscape.com/ns8/download/default.jsp. If you need assistance while downloading, please visit the Netscape Help area.

If upgrading your Internet Explorer (IE) browser, go to http://www.microsoft.com/windows/downloads/ie/getitnow.mspx. If you need assistance while downloading, please visit the Microsoft Help area.

If upgrading your Mozilla Firefox browser, go to http://www.mozilla.com. If you need assistance while downloading, please visit the Mozilla Help area.

If upgrading your Apple Safari browser, go to http://www.apple.com/safari. If you need assistance while downloading, please visit the Apple Safari Help area.

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How do I login to Online Access?

1. Click on the "Login" Button in the upper right hand corner of our website, http://www.geinterestplus.com/businesses Once you arrive at our secure Online Access website, click on "FirstTime Users Click Here."

2. Enter your Business's Tax Identification Number (TIN), GE Interest Plus for Businesses investment number and your desired 4 to 10 digit password twice. Then press "Submit." Now you are set up to access your investment on-line.

3. To login, enter your investment number and your new password and click on "Submit."

Please note: to maintain the security of your account, you will only be allowed to have three unsuccessful attempts to login. After the third attempt, your ability to access your account on-line will be suspended. You must then call a Customer Service Representative at 1-888-674-4138 to have your password reset.

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How do I enroll in electronic delivery of statements?
To receive your statements electronically rather than through the mail, click on "View Statements On-line" and follow the instructions provided on our Online Access site. Twelve months of statements will be maintained and available for viewing.

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How to I login to the Automated Telephone System?

1. Call us at 1-888-674-4138 and press 1 to access your investment information. The system will ask you to enter in your investment number. Because you are a first time user, you must establish a 6 to 10 digit Personal Identification Number (PIN). The system will ask you to enter in your business's Tax Identification Number(TIN) followed by the date of formation of your business (the date you provided us on the application).

2. You will then be asked to establish and then confirm your PIN. After you do so you can access your investment by entering only your GE Interest Plus for Businesses investment number and PIN. When you are logged into our Automated Telephone System, you will automatically hear your current balance and current interest rate information. Other menu items available to you include:

   - Press 1: To repeat your balance and rate information.
   - Press 2: To initiate a Quick Invest or Quick Redemption transaction.
   - Press 3: To hear information on your last 5 investments or last 5 redemptions.
   - Press 4: For information on another account.
   - Press 0: To speak to a Service Representative.

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What browsers does the GE Interest Plus for Businesses website su||oit? In order to take advantage of the most advanced interactive technology and security measures, we require that you use one of the latest versions of your browser to access our secure transaction site. We support Netscape Navigator (version 6.1 or higher), Microsoft Internet Explorer (version 5.0 or higher), Mozilla Firefox (version 2.0 or higher) and Apple Safari (version 3.1 or higher). If you need to update your browser, click on either of the following links; Netscape: http://browser.netscape.com/nsS/download/default.isp Internet Explorer: http: //Www .microsoft .com/windows/ie/default.htm Mozilla Firefox: http: //www.mozilla.com Apple Safari: http: fM’ww .apple .com/safari Back to top What if I am having trouble lonjujiiig-in to Online Access? For assistance in logging on to our Online Access system, please call 1 -333-674-4138 between 3:30 AM and 7:00 PM ET, Monday through Friday (other than holidays), and speak with a Customer Service Representative. Back to top Home I Frequently Asked Questions Site Map GE.com GEMonev.com Privacy Policy GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. GE Interest Plus for Businesses is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -333-674-4133. ‘Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2009, General Electric Capital Corporation

Personal Businesses GE Interest Plus* for BuSine55eS Home I FAQ I Contact Us CORPORATE MOTES GE CAPITAL BENEFITS INTEREST RATES INVEST HOW Current Rot. COntC1Ct US Rate(<V()) Yields) 1 2.65 2.68 E-mail us ‘ 888-674-4138 Rate may be reset weekly. *First Name: *l_ast Name: M.W-WUV , Company Name: *E-mail: inquiry Type: *Guestionsl Comments: Representatives are available Monday to Friday 8:30am.. to 7:00 p.m. ET Ouick Linhs - View Prospectus - Apply Now ¦* Request a Kit by Mail ¦* SEC Filings *AII fields are required. miMHLi Send us a note: Mail to: GE Interest Plus tor Businesses P.O. Box 6294 Indianapolis, Indiana 46206-6294 Talk to us: Call us toll-free: 1-888-674-4138 Home | Contact Us Site Map (3E.com (jEMonev.com Privacy Policy GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. GE Interest Plus for Businesses is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request It by clicking here or calling toll free 1 -888-674-4138. 1 Yield reflects the annual rate of return on your investment, ft assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2009, General Electric Capital Corporation

Personal Businesses GE Interest Plus* for BuSine55eS Home I FAQ I Contact Us CORPORATE MOTES GE CAPITAL BENEFITS INTEREST RATES INVEST HOW current Rote Request a Kit by Mail Rate(<V()) Yields) 1 2.65 2.68 ‘Company Name: Rate may be reset weekly. ‘First Name: ‘Last Name: JMSEEH B Address: *City: *Zip Code: Phone: *E-mail: 888-674-4138 Kepresentatives are avaikaohe Monday to Friday 8:30am.. to 7:00 p.m. ET Ouick Links ¦» View Prospectus - Apply Now - Request a Kit by Mail -* SEC Filings Receive future information about GE Interest Plus for Businesses via e-mail Required field El-W I!1L1 Home | Request a Mail Kit Site Map GE.com GEMonev.com Privacy Policy GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. GE Interest Plus for Businesses is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus tor important investment information. The issuer has tiled a registration statement (including a prospectus) [Registration Statement No. 333-135313] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -888-674-4133. Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2009, General Electric Capital Corporation

GE Interest Plus? 1 GE Interest Plus* for Businesses ,,« I-,- Individuals, Trusts and Custodial Corporations, LLCs, Partnerships and Sole Offered To: n ¦ * u- Investments Proprietorships Tie — ed Rate; f:r ive:tinerts: Rates [see site for cu rrent ¦;$ 15,000 rates]! $15,000 to $49,999 0ne Rate ‘ ‘n™stment Amount 550,000end more u tSOQor 5250 If You Enroll Inthe Auto -.,,, Minimum Investment , _l,, Ssoc Invest Service Maximum Total Investment No Maximum S5.OCO.000 iKiiijiicM Yes t: fjectrwrrcrfansfcrfc tinted ,, . a _ 0<rnJ< Account toujcfc fnwsifl id ; Sj/sterjwa’c Mvnthty f/westing from a Jf/iJterf fltmfr Yes N o Account {Auto invest} wife Yes ‘ r: cfwc* Yes No E Electrode Tfaftsfer ro Unksd Vet Yes "-» i S32 , “» ($50,000 Daily Maximum] INo Daily Limit] Oi ¦A* Yes -"'s: 24-7 Access to Investment via the Internet: 24-7 Toll-free N jit ben 1-800 33 430 l-333-G74 13B Representatives Available: Monday — Friday, 3:30 a.m. — 7:00 p.m. E.T, For more information on an individual investment, please visit www.oe interest plus, com For more information on an investment for your business, please visit www.geinterestolus.comJbjsinesses GE Interest Plus is an irrvestmenit in the senior, unsecured corporate deblof the General Electric Capital Corporation. YrjusrioJd note thai GE Interest Plus Mates are nol a money market fund. which is generally a diversified fund consisting of investment in short term debt secu rtties of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit GE Interest Plus is not guarainteed under the FDIC s Temporary Liquidity Guarantee Program. It fs possible to lose rroney if GE Capital is unable to pay its debts. Please see the prospectusfbr important investment information. The issuer has filed a r rstratiDn statement (including a pros pectus [Registration Statement No. 333-1353’ 3] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may gel these documents for free by visiting EDGAR on the SEC website at www.sec.nov or by clicking here for GE Interest Plus or by clkkirq here for GE Interest Plus for Businesses. Alternatively the issuer, any underwriter, or any dealer participating in Lhe offering will arrange to mail you the prospectus it you request it by clicking here for GE Interest Plus or by dicfcing here for GE Interest Plus for Businesses, or by calling loll free 1-BM-433-44B[)Dr I-B88-B7+413B